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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:


                        SERVICE CORPORATION INTERNATIONAL
       ANNOUNCES THE COMPLETION OF A NEW $185 MILLION CREDIT FACILITY AND
              THE DEFERRAL OF ITS FRENCH JOINT VENTURE TRANSACTION


HOUSTON, TEXAS, July 25, 2002 . . . Service Corporation International (NYSE:
SRV), the world's largest funeral and cemetery company, announced today the completion of a new revolving credit facility. The secured credit facility matures in July 2005 and has a total commitment of $185 million, including facilities available to be used to issue letters of credit and for the repurchase of certain currently outstanding public debt. The facilities available for the purpose of issuing letters of credit will assist the Company in releasing approximately $60 to $70 million in cash currently deposited with various third parties.

COMMENTING ON THE NEW CREDIT FACILITY, SCI CHAIRMAN AND CHIEF EXECUTIVE OFFICER, ROBERT L. WALTRIP, SAID:

"We are pleased with the completion of this new credit facility and the support from the financial institutions indicating their confidence in our continued improvement of our capital structure. With our cash and cash equivalents on hand and the completion of this new credit facility, our Company now has approximately $245 million of liquidity to meet future operating needs and debt maturities. With less than $150 million of debt maturing in the remainder of 2002 and in 2003, the Company expects its liquidity to remain strong as it also expects to generate significant operating free cash flow and proceeds from asset sales and joint ventures in this period of time."

The new credit facility contains certain financial covenants, including a minimum interest coverage ratio, a maximum leverage ratio and limits on capital expenditures. The Company will file the credit agreement on Form 8-K with the Securities and Exchange Commission. The Company's public filings with the Securities and Exchange Commission can be accessed via the Company's website at http://www.sci-corp.com. J. P. Morgan Securities Inc. and Banc of America Securities LLC were joint lead arrangers for the new credit facility.

The Company also announced today a revision in the timing of its joint venture of its funeral operations in France. The Company has decided to defer this anticipated joint venture transaction until after 2002.

COMMENTING ON THE DEFERRAL OF THE FRENCH JOINT VENTURE TRANSACTION, SCI PRESIDENT AND CHIEF OPERATING OFFICER, THOMAS L. RYAN, SAID:

"We are proud of our track record over the past three years of executing asset sale and joint venture transactions with strong multiples that have deleveraged our Company and benefited our shareholders. Although we believe we could joint venture our French operations this year, we believe it is more valuable to our shareholders at this time to benefit from the strong improvements in cash flows and EBITDA from our French operations in 2002. EBITDA for these operations is now expected to be EUR50 to 55 million in 2002, well above 2001 levels. We believe the continued improvement of these operations will allow us to execute a joint venture transaction at a future date on superior terms than are available today, ultimately delivering more value to our shareholders."

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As a result, the Company now expects proceeds from asset sales and joint venture transactions to be between $300 and $400 million in 2002 as compared to the Company's original guidance of $550 million. The Company also now expects net debt (total debt less cash on hand) to be in the range of $1.8 to $1.9 billion at December 31, 2002, as compared to the Company's original guidance of total debt of $1.8 billion or lower by the end of 2002. The Company's revised expectations of net debt do not consider further debt reductions resulting from the release of cash of approximately $60 to $70 million currently held with various third parties through the use of the credit facility to issue letters of credit.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that the Company believes are reasonable; however, many important factors could cause the Company's actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. Important factors which could cause actual results of the Company to differ materially from those in forward-looking statements include, among others, the following:

1) Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, as well as currency and interest rate fluctuations) that could negatively affect the Company, particularly, but not limited to, levels of interest expense and negative currency translation effects.

2) Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.

3) The Company's ability to successfully implement its strategic plan as defined in the Company's Form 10-K for the year ended December 31, 2001, including:

     o the interest of third parties to enter into and consummate alliances and joint ventures with the Company, including with respect to its operations in France,

     o    the continuation of cost reduction initiatives,

     o    the continuation of actions to improve operating free cash flow,

     o the continuation of debt reduction initiatives, including the sale of certain funeral and cemetery operations,

     o the implementation of strategic revenue and marketing initiatives resulting in increased volume through its existing facilities, and

     o    the continuation of operating improvements in France.

4) Changes in consumer demand and/or pricing for the Company's products and services caused by several factors, such as changes in local death rates, cremation rates, competitive pressures and local economic conditions.

5) Changes in domestic and international political and/or regulatory environments in which the Company operates, including potential changes in tax and accounting policies.

6) The Company's ability to successfully access the surety market to procure bonds for prearranged funeral and preneed cemetery activities.

7) The Company's ability to successfully exploit its substantial purchasing power with certain of the Company's vendors.

8) The outcomes of pending lawsuits against the Company involving alleged violations of securities laws.

9) The outcomes of lawsuits in Florida involving certain cemetery locations, including the possibility of criminal charges or other civil claims being filed against the Company, its subsidiaries or its employees.

For further information on these and other risks and uncertainties, see the Company's Securities and Exchange Commission filings, including the Company's 2001 Annual Report on Form 10-K. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.

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The Company calculates EBITDA by adding interest, tax, depreciation and amortization expenses back to net income before non-recurring items and then deducting gains from dispositions.

As of March 31, 2002, the Company and its affiliates operated 2,507 funeral service locations, 467 cemeteries and 154 crematoria and provides funeral and cemetery services in 8 countries.

For additional information contact:

Investor Relations: Eric D. Tanzberger - Vice President / Investor Relations      Tel: (713) 525-7768
                                         Assistant Corporate Controller

                    Debbie E. Fisher - Director / Investor Relations              Tel: (713) 525-9088

Media Relations:    Terry Hemeyer - Managing Director / Corp. Communications      Tel: (713) 525-5497

Other Service Corporation International information and news releases are available through SCI's corporate website at: http://www.sci-corp.com.








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